UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2022

Central Garden & Pet Company

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33268	68-0275553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1340 Treat Boulevard, Suite 600, Walnut Creek, California 94597

(Address of Principal Executive offices) (Zip Code)

(925) 948-4000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CENT	The NASDAQ Stock Market LLC
Class A Common Stock	CENTA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on November 29, 2021, George A. Yuhas, General Counsel and Secretary of Central Garden & Pet Company (the “Company” or the “Corporation”) informed the Company of his intent to retire during 2022 once the Company appoints his successor. Mr. Yuhas’s resignation as General Counsel will be effective on April 4, 2022 upon the appointment of the Company’s new general counsel.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 31, 2022, the Board of Directors of Central Garden & Pet Company amended, effective immediately, Article VII of its By-laws to add a new Section 7 to provide for an exclusive forum provision.

Section 7 provides that unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for, and shall have exclusive jurisdiction with respect to, the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation or any stockholder to the Corporation or the Corporation’s stockholders; (iii) any action or proceeding asserting a claim against the Corporation or any current or former director, officer or other employee of the Corporation or any stockholder in such stockholder’s capacity as such arising out of or pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these By-laws (as each may be amended from time to time); (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these By-laws (including any right, obligation or remedy thereunder); (v) any action or proceeding as to which the General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware or which asserts an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law of the State of Delaware; and (vi) any action asserting a claim against the Corporation or any director, officer or other employee of the Corporation or any stockholder governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

If any action the subject matter of which is within the scope of the preceding paragraph is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding paragraph and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

A copy of the Amended and Restated By-laws effective March 31, 2022 is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title or Description

3.1	Amended and Restated By-laws effective March 31, 2022.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ George Yuhas
George Yuhas
General Counsel and Secretary

Dated: April 1, 2022

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